Exhibit 10.34

CATALINA MARKETING CORPORATION
2002 DIRECTOR STOCK GRANT PLAN

1.    PURPOSE .

                        The Plan is intended to provide incentive to outside directors of the Corporation, to encourage proprietary interest in the Corporation, and to attract new outside directors with outstanding qualifications.

2.    DEFINITIONS .

                        Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates otherwise.

(a)	“ Act ” shall mean the Securities Act of 1933, as amended.

(b)	“ Administrator ” shall mean the Board or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board, as described in Section 4(a) of the Plan.

(c)	“ Annual Meeting Date ” shall have the meaning assigned to it in Section 6(d) hereof.

(d)	“ Board ” shall mean the Board of Directors of the Corporation.

(e)	“ Code ” shall mean the Internal Revenue Code of 1986, as amended.

(f)	“ Committee ” shall mean the committee appointed by the Board in accordance with Section 4(a) of the Plan.

(g)	“ Common Stock ” shall mean the common stock, par value $.01 per share, of the Corporation.

(h)	“ Corporation ” shall mean Catalina Marketing Corporation, a Delaware corporation.

(i)

“ Directors ” shall mean, collectively, all outside (non-employee) directors, duly elected to the Board by the Corporation’s stockholders or otherwise in accordance with the Corporation’s Bylaws, and all outside (non-employee) directors appointed to fill a vacancy or a newly created directorship position of the Board.

(j)

“ Disability ” shall mean the condition of a Director who is unable to substantially fulfill his responsibilities as a member of the Board by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(k)	“ Exchange Act ” shall mean the Securities Exchange Act of 1934, as amended.

(l)	“ Fair Market Value ” shall mean the value of one (1) Share of Common Stock, determined as follows, without regard to any restriction other than a restriction which, by its terms, will never lapse:

(i)

If the Shares are traded on an exchange, the closing price per Share on the principal exchange on which Shares are listed on the date of valuation or, if no sales occurred on that date, then the average of the highest bid and lowest asked prices on such exchange at the end of the day on such date;

(ii)

If the Shares are not traded on an exchange but are otherwise traded over-the-counter, the average of the highest bid and lowest asked prices quoted in the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) as of the close of business on the date of valuation, or, if on such day such security is not quoted in the NASDAQ system, the average of the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; and

(iii)	If neither (i) nor (ii) applies, the fair market value as determined by the Administrator in good faith. Such determination shall be conclusive and binding on all persons.

(m)	“ Grant ” shall mean any stock award granted pursuant to the Plan.

(n)	“ Grantee ” shall mean a Director who has received a Grant pursuant to Section 4(b) hereof.

(o)	“ Plan ” shall mean this Catalina Marketing Corporation 2002 Director Stock Grant Plan, as it may be amended from time to time.

(p)	“ Share ” shall mean one (1) share of Common Stock, adjusted in accordance with Section 8 of the Plan (if applicable).

(q)	“ Term of Directorship ” shall have the meaning assigned to it in Section 6(b) hereof.

(r)	“ Vested Shares ” and “Non-Vested Shares” shall have the meanings assigned to such terms in Section 6(d) hereof.

3.    EFFECTIVE DATE .

                        The Plan was adopted by the Board effective June 18, 2002, subject to the approval of the Corporation’s stockholders pursuant to Section 11 hereof, shall be effective October 27, 2002.

4.    ADMINISTRATION AND ELIGIBILITY .

(a)

Administrator . The Plan shall be administered, in the discretion of the Board from time to time, by the Board or by the Committee. The Committee shall be appointed by the Board and shall consist of not less than two (2) members of the Board who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Board shall appoint one of the members of the Committee as Chairman. The Committee or Board, as the case may be, shall hold meetings at such times and places as it may determine. Acts of a majority of the members of the Committee or the Board, as the case may be, at a meeting at which a quorum is present, or acts reduced to or approved in writing by unanimous consent of the members of the Committee or the Board, as the case may be, shall be the valid acts of the Administrator .

                        The Administrator or its designee shall maintain a list of the Directors who have been awarded Grants, and determine the number of Shares granted to each Director in accordance with Section 6(b) hereof. Subject to the express provisions of the Plan, the Administrator shall have the authority to construe and interpret the Plan and to define the terms used in the Plan, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The interpretation and construction by the Administrator of any provisions of the Plan or of any Grant granted thereunder shall be final, and shall be upheld on any review unless arbitrary and capricious. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Grant awarded thereunder.

(b)

Participation . The Grantees shall consist exclusively of Directors of the Corporation; provided , however , that no Director shall be eligible to be a Grantee if and to the extent that such Director is prohibited from personally accepting or benefiting from a Grant hereunder due to such

Director’s affiliation with a business organization; provided further , however , that if at any time a Director who has not been eligible under the Plan due to the immediately preceding proviso becomes eligible to participate, such Director shall be treated as having been elected to a term of less than three years at the time such Director becomes so eligible, and at such time shall receive a Grant as though such Director had been elected at such time, pursuant to Section 6(b) of the Plan. If a Director is not eligible to be a Grantee due to the first proviso of the immediately preceding sentence, then such Director shall be entitled to cash compensation in an amount equal to the value of the number of shares such Director would be entitled to receive if not so restricted, with such compensation to be paid on a quarterly basis or as otherwise directed by the Administrator.

5.    STOCK .

                        The stock subject to Grants awarded under the Plan shall be Shares of the Corporation’s authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Grants under the Plan shall not exceed two hundred fifty thousand (250,000), subject to the occurrence of any of the events specified in Section 8 hereof. The number of Shares subject to additional Grants at any time shall not exceed the number of Shares remaining available for issuance under the Plan. In the event that any Shares subject to any outstanding grants for any reason are forfeited and returned to the Corporation in accordance with Section 6(e) of the Plan, the Shares so forfeited may again be subject to Grants.

6.    TERMS AND CONDITIONS OF GRANTS .

(a)

Stock Grant Agreements . Grants shall be evidenced by written stock grant agreements in such form as the Administrator shall from time to time determine. Such agreements need not be identical but shall comply with and be subject to the terms and conditions set forth below.

(b)

Award of Grants . A Grant shall be awarded to each Director as of the day that such Director takes office following the election or re-election of such Director by the stockholders or by the Board, as permitted in the Corporation’s Bylaws, in partial consideration for the fulfillment by such Director of such Director’s duties as a director of the Corporation. Subject to the availability of Shares as specified in Section 5 of the Plan, each Grant shall include an aggregate of 6,000 Shares (subject to adjustments in accordance with the provisions of Section 8 hereof) as of the effective date of the Grant, as determined by the Administrator; provided , however , that if the term (the “Term of Directorship”) for which the Director has been elected is not a full three-year term, the number of Shares subject to a Grant shall be the number of Shares calculated as set forth above, multiplied by a fraction, the numerator of which is the numb er of full months during which the Grantee shall serve as director following the award of the Grant and until the next annual meeting of stockholders (the “Annual Meeting of Stockholders”) at which the class of directors to which the Grantee belongs is to be elected (assuming for purposes of this calculation that the Annual Meeting Date (as hereinafter defined) is July 31 of such fiscal year), and the denominator of which is thirty-six (36), rounded up to the nearest whole number of Shares.

(c)	Number of Shares . Each Grant shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 8 hereof.

(d)

Vesting . Shares included in Grants shall be subject to the vesting provisions herein set forth. Shares which have vested according to the schedule set forth below shall be considered “Vested Shares” and Shares which have not so vested shall be considered “Non-Vested Shares.” The Shares included in each Grant shall vest on the date of each successive Annual Meeting of Stockholders of the Corporation (the “Annual Meeting Date”) following the effective date of the Grant. The number of Shares subject to a Grant which shall become Vested Shares as of each Annual Meeting Date shall be calculated by multiplying the number of Shares included in the Grant by a fraction, the numerator of which is equal to the number of months which have elapsed since the later of (i) the election or re-election of such Director or (ii) the last Annual Meeting Date, and the denominator of which is the number of full months during which the Grantee shall serve as directo r following the award of the Grant and until the next Annual Meeting of Stockholders at which the class of directors to which the Grantee belongs is to be elected (assuming for purposes of this calculation that the Annual Meeting Date is July 31 of such fiscal year). If no Annual Meeting of Stockholders shall have occurred in any fiscal year on or before July 31 of such fiscal year, then unless the Board shall have adopted a resolution adopting an alternative date, July 31 shall be considered to be the Annual Meeting Date.

(e)

Restrictions on Non-Vested Shares . A Grantee may not assign, sell, pledge, hypothecate or otherwise transfer any Grant or any Non-Vested Shares. If a Grantee ceases to be a Director for any reason or no reason, including upon death or Disability, removal (with or without cause) or resignation, the Grant shall be automatically terminated immediately upon the effective date of such cessation and all Shares included in Grants which are Non- Vested Shares as of the effective date of such cessation, shall be forfeited automatically and shall, effective immediately upon such cessation, be returned to the status of authorized to be issued pursuant to Grants under the Plan. In the discretion of the Administrator, the Corporation may devise any mechanism reasonable for the purpose of enforcing the restrictions and limitations on Non-Vested Shares. In the absence of any other such mechanism, the Corporation may retain possession of any certificates representing Non-Vested Shares, but shall cause certificates representing Shares which have become Vested Shares registered in the name of the Grantee to be delivered to the Grantee entitled to the same promptly following the time at which such Shares become Vested Shares as herein described.

(f)

Rights as a Stockholder . Except as provided in Section 6(e) of the Plan, a Grantee shall have and enjoy all rights as a stockholder with respect to all Shares included in the Grant, regardless of whether the Shares awarded are Vested or Non-Vested, including, without limitation, the right to vote any such Shares, the right to receive all communications addressed by the Corporation to its stockholders, and the right to receive dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights as provided in the Certificate of Incorporation or Bylaws of the Corporation. Notwithstanding any provision hereof, a Director may not transfer any Shares received pursuant to a Grant for a period of six (6) months immediately following the effective date of the Grant.

(g)

Payment of Taxes; Related Matters . In the event the Corporation determines it is required to withhold state, local or Federal income tax as a result of the grant of a Grant or the vesting of any Shares subject to a Grant, the Corporation may require a Grantee to make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements. Payment of such withholding requirements may be made, in the discretion of the Administrator, (i) in cash, (ii) by delivery of Shares registered in the name of the Grantee, or by the Corporation not issuing such number of Shares subject to the Grant having a Fair Market Value at the effective date of the Grant or the date of such vesting equal to the amount to be withheld, or (iii) any combination of (i) and (ii) above. An election under the preceding sentence may only be made during the period beginning on the third business day following the date of release of quarterly and annual summary statements of sales and earnings to the extent provided by Rule 16b-3 of the Securities and Exchange Commission and ending on the twelfth business day following such date and only if such period occurs before the date the Corporation requires payment of the withholding tax. The election need not be made during the ten-day window if (a) it is made at least six (6) months prior to the date of the Grant or (b) counsel to the Corporation determines that compliance with such requirement is unnecessary.

                        THE STOCK GRANT AGREEMENTS SHALL APPRISE THE GRANTEE OF THE TAX CONSEQUENCES TO THE GRANTEE OF SECTION 83 OF

THE CODE (INCLUDING THE TAX CONSEQUENCES TO THE GRANTEE OF FILING OF AN ELECTION PURSUANT TO SECTION 83(b) OF THE CODE), AND SHALL ALLOCATE THE RESPONSIBILITY FOR RECEIVING APPROPRIATE ADVICE WITH RESPECT THERETO TO THE GRANTEE.

(h)

Deferral of Grant . Prior to his or her election or re-election to the Board, each Director may elect to defer, in accordance with the terms of the Corporation’s Deferred Compensation Plan, all or a portion of the grant he or she shall receive if elected or re-elected, pursuant to Section 6(b). In such case, no shares will be issued to the Director and a credit will be made to the Common Stock unit account maintained for such Director under the Deferred Compensation Plan in a number of units equal to the number of shares deferred on the date of Grant.

(i)

Other Provisions . The stock grant agreements authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the transfer of Shares following the award of the Grant) as the Administrator shall deem advisable.

7.    TERM OF PLAN .

                        Grants may be awarded pursuant to the Plan until the expiration of the Plan on October 27, 2012.

8.    RECAPITALIZATIONS AND OTHER TRANSACTIONS

                        Subject to any required action by stockholders, the aggregate number of Shares covered by the Plan as provided in Section 5 hereof and the number of Shares covered by each Grant shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, stock dividend (but only of Common Stock), combination of shares or any other change, by reclassification, reorganization, redesignation, recapitalization or otherwise, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation. If any such adjustment results in a fractional share, such fraction shall be disregarded.

                        Subject to any required action by stockholders, if the Corporation shall merge with another corporation and the Corporation is the surviving corporation in such merger and under the terms of such merger the shares of Common Stock outstanding immediately prior to the merger remain outstanding and unchanged, each outstanding Grant shall continue to apply to the Shares subject thereto, and any Shares awarded pursuant to a Grant prior to a merger, which have yet to fully vest in accordance with the schedule set forth in Section 6(d) of the Plan, shall continue to be subject to the same vesting schedule. In addition, in the event of a merger where the Corporation is the surviving corporation, each outstanding Grant shall also pertain and apply to any additional securities and other property, if any, to which a holder of the number of Shares subject to the Grant would have been entitled as a result of the merger. If the Corporation sells all, or substantially all, of its assets, or the Corporation merges (other than a merger of the type described in the immediately preceding sentence) or consolidates with another corporation (such event being a “Forfeiture Event”), this Plan and each outstanding Grant shall terminate and each Non-Vested Share awarded hereunder pursuant to a Grant shall be forfeited; provided , however , that unless the consummation of the Forfeiture Event takes place within thirty (30) days following an Annual Meeting Date, in the event of a Forfeiture Event, any shares that would have become Vested Shares at the next succeeding Annual Meeting Date following the consummation of the Forfeiture Event shall be Vested Shares upon and for a period of thirty (30) days preceding the consummation of the F orfeiture Event, but contingent upon the consummation of the Forfeiture Event. A dissolution or liquidation of the Corporation, other than a dissolution or liquidation immediately following a sale of all or substantially all of the assets of the Corporation, which shall be governed by the immediately preceding sentence, shall also cause this Plan and each Grant hereunder to terminate and each Non- Vested Share under any Grant to be forfeited.

                        To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Administrator, whose determination shall be conclusive and binding on all persons.

                        Except as expressly provided in this Section, the Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to a Grant.

                        The award of a Grant pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

9.    SECURITIES LAW REQUIREMENTS .

(a)	Legality of Issuance . No Shares shall be issued upon the award of any Grant unless and until the Corporation has determined that:

(i)	it and the Grantee have taken all actions required to register the award of the Shares under the Act, or to perfect an exemption from the registration requirements thereof;

(ii)	any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and

(iii)	any other applicable provision of state or Federal law has been satisfied.

(b)

Restrictions on Transfer; Representations of Grantee; Legends . Regardless of whether the award of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the award of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Grantee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend (or similar legend in the discretion of the Administrator) and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND CONTENT TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.”

                        Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section shall be conclusive and binding on all persons.

(c)

Registration or Qualification of Securities . The Corporation may, but shall not be obligated to, register or qualify the award of Shares pursuant to the Plan under the Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the award of Shares under the Plan to comply with any law.

(d)

Exchange of Certificates . If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing Shares awarded under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

10.    AMENDMENT OF THE PLAN .

                        The Board may, from time to time, with respect to any Shares at the time not subject to Grants, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, provided that no amendment or revision shall adversely affect, without the affected Grantee’s written consent, the rights of any Grantee to whom the Shares have been issued pursuant to the Plan.

11.    APPROVAL OF STOCKHOLDERS .

                        The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares present or represented and entitled to vote at the first annual meeting of stockholders of the Corporation following the adoption of the Plan. Any amendment described in Section 10 shall also be subject to approval by the Corporation’s stockholders.

12.    EXECUTION .

                        To record the adoption of the Plan by the Board on June 18, 2002, the Corporation has caused its authorized officers to affix the corporate name and seal hereto.

CATALINA MARKETING CORPORATION
By:	/s/ Daniel D. Granger

Name: Daniel D. Granger Title: Chairman

By:	/s/ Barry A. Brooks

Name: Barry A. Brooks Title: Secretary

[Seal]